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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) - November 20, 2000

                                DATA RACE, INC.
            (Exact name of registrant as specified in its charter)

                                     TEXAS
                (State or other jurisdiction of incorporation)

                0-20706                             74-2272363
         (Commission File Number)                (I.R.S. Employer
                                                Identification No.)

                        6509 Windcrest Drive, Suite 120
                              Plano, Texas 75024
                                (972) 265-4000
        (Address of Principal Executive Offices and Telephone Number,
                             Including Area Code)
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Item 4.  Changes in Registrant's Certifying Accountants.

     KPMG LLP was previously the principal accountants for Data Race, Inc. (the "Registrant"). On November 20, 2000, KPMG LLP resigned.

     During the Registrant's two most recent fiscal years ended June 30, 2000 and the subsequent interim period through September 30, 2000, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except for the following:

     Initially the Registrant disagreed with KPMG's position on revenue recognition in regards to a specific transaction on product shipment for the quarter ended September 30, 2000. Ultimately the Registrant complied with KPMG's recommendation and did not recognize revenue in the first quarter of fiscal 2001 on this transaction. The Registrant's Audit Committee discussed this matter with KPMG LLP and the Registrant has authorized KPMG LLP to respond fully to the inquiries of the successor accountant concerning the subject matter of this disagreement.

     The audit reports of KPMG LLP on the financial statements of Data Race, Inc. as of and for the fiscal years ended June 30, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16.1.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATA RACE, Inc.


Date:  November 28, 2000           By: /S/ JAMES G. SCOGIN
                                      -----------------------------------------
                                      James G. Scogin,
                                      Vice President-Finance, Chief Financial
                                      Officer and Secretary

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                                 EXHIBIT INDEX

Exhibit                  Description
-------                  -----------
 16.1          Letter from KPMG LLP
 99.1          Press release dated November 21, 2000.

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